Exhibit (a)(1)(D)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

SUNTERRA CORPORATION

3 3/4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2024

(CUSIP Number: 86787DAC3)

Pursuant to the Offer to Purchase

Dated May 24, 2007

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 2007, UNLESS THE OFFER IS EXTENDED BY THE COMPANY (AS MAY BE EXTENDED, THE “EXPIRATION DATE”). REGISTERED HOLDERS OF NOTES MUST SURRENDER THEIR NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER TO RECEIVE THE PURCHASE PRICE. NOTES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE DEPOSITARY RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The address for the Depositary is:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Facsimile: 612-667-4927

All capitalized terms used but not defined herein have the meanings given to them in the Offer to Purchase dated May 24, 2007 and the accompanying Letter of Transmittal of Sunterra Corporation, a Maryland corporation (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Company’s 3 3/4% Senior Subordinated Convertible Notes due 2024 (the “Notes”) for $1,000 per $1,000 principal amount, plus any accrued and unpaid interest thereon to, but not including, the Expiration Date (the “Purchase Price”), subject to the terms and conditions of the Indenture and the Offer to Purchase.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of their Notes in the Offer if (i) Notes have been previously surrendered to the Paying Agent, or (ii) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Notes for Purchase” in the Offer to Purchase.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Notes described below, which Notes were previously surrendered for purchase pursuant to the Offer to Purchase.

The undersigned understands that the withdrawal of the Notes previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Letter of Transmittal. Such withdrawn Notes may be resurrendered for purchase only by following the procedures for surrendering set forth in the Offer to Purchase and in the accompanying Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal will not be affected by and will survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal will be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

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DESCRIPTION OF NOTES SURRENDERED BEING WITHDRAWN
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes (1)	Note Certificate Number(s) (2)	Principal Amount Represented by Notes	Principal Amount Being Withdrawn (2)(3)	Principal Amount to Remain Surrendered(4)

Total Amount Being Withdrawn

(1)    Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.

(2)    Need not be completed if the Notes are being surrendered by book-entry transfer.

(3)    Unless otherwise specified, the entire aggregate principal amount evidenced by such Notes will be deemed to have been withdrawn.

(4)    Must specify the principal amount (if any) of such Notes which remain subject to the original Letter of Transmittal and which has been or will be delivered for purchase.

METHOD OF DELIVERY

☐	CHECK HERE IF THE NOTES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF THE NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Surrendered:

DTC Account Number:	Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Dated:                                              , 2007

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed

GUARANTY OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Dated:                                              , 2007